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                                                                    Exhibit 23.1

The Board of Directors
Pinkerton's Inc. and Subsidiaries:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMC Peat Marwick LLP

Los Angeles, California
July 14, 1997